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                                                         File No. 333-

     As filed with the Securities and Exchange Commission on July 19, 2001.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            HMG WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                         13-3402432
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                                475 TENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 736-2300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                    CONSULTING AGREEMENT WITH JACK BURSTEIN
                              (Full Title of Plan)


                                   ANDREW WAHL
                             Chief Executive Officer
                                475 Tenth Avenue
                            New York, New York 10018
                                 (212) 736-2300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             HERBERT F. KOZLOV, ESQ.
                        PARKER DURYEE ROSOFF & HAFT, P.C.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500



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                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------


                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================

Common Stock,         1,575,000 shares    $0.70    $1,102,500   $275.63
par value
$0.01 per share
=============================================================================



(1) This Registration Statement relates to 1,575,000 shares of the Registrant's Common Stock, par value $.01 per share, to be issued upon exercise of certain warrants granted pursuant to the terms of the Consulting Agreement between the Registrant and Jack Burstein.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the NASDAQ SmallCap(TM) Market on July 18, 2001, $0.70.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents are hereby incorporated by reference in this Registration Statement:

         (i) Registrant's Form 10-K for the fiscal year ended December 31, 2000, filed on April 16, 2001.

         (ii) Registrant's Form 10-K/A for the fiscal year ended December 31, 2000, filed on April 17, 2001.

         (iii)    Registrant's Form 10-Q for the quarter ended March 31, 2001.

         (iv) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.


ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the shares of common stock being offered hereby will be passed upon for the Registrant by Parker Duryee Rosoff & Haft, P.C., New York, New York 10017. Herbert F. Kozlov, a director of the Registrant, is a member of that law firm.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Articles 8 and 9 of the Certificate of Incorporation of the Registrant provide that Registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto. Pursuant to Section 145 of the Delaware General Corporation Law, Registrant has the power, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and judgments against, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The Company has purchased a policy of insurance for benefit of itself and its directors and officers against liability incurred by them in the performance of their duties as directors or officers of Registrant. The approximate amount of the annual premium charged in respect of this policy on account of directors' and officers' liability is approximately $75,000. The premiums are paid by Registrant. The aggregate amount of coverage under the policy is $2,000,000.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The shares being registered may be issued from time to time upon the exercise of warrants issued for consulting rendered or to be rendered. The warrants were

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issued in reliance of the exemption from the registration requirements of the
Securities Act of 1933, as amended (the "Act"), contained in Section 4(2) thereof covering transactions not involving any public offering.


ITEM 8. EXHIBITS.

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT
--------------      ----------------------

4.01                Specimen Certificate representing the Common Stock*
5.01                Opinion of Parker Duryee Rosoff & Haft
23.01               Consent of Friedman Alpren & Green LLP
23.02               Consent of Parker Duryee Rosoff & Haft (included in Exhibit
                    5.01 hereof)
99.01 Consulting Agreement, dated July 18, 2001, between the Registrant and Jack Burstein
99.02 Warrant Agreement dated July 18, 2001, between the Registrant and Jack Burstein

----------
* Filed with the Company's Registration Statement on Form S-2 (File No. 33-26153), and incorporated herein by reference.



         ITEM  9.     UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee

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benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2001.



                               HMG WORLDWIDE CORPORATION

                               By: /s/ Andrew Wahl
                                  --------------------------------
                                       ANDREW WAHL
                                       CHIEF EXECUTIVE OFFICER


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


        Signature                       Title                       Date
        ---------                       -----                       ----

/s/ Michael Wahl
----------------------------    Chairman of the Board,         July 19, 2001
MICHAEL WAHL                      and Director


/s/ Andrew Wahl
----------------------------    Chief Executive Officer        July 19, 2001
ANDREW WAHL                       and Director


/s/ Robert V. Cuddihy, Jr.,
----------------------------    Director                       July 19, 2001
ROBERT V. CUDDIHY, JR.

/s/ L. Randy Riley
----------------------------    President, Chief Operating     July 19, 2001
L. RANDY RILEY                    Officer and Director


/s/ Herbert F. Kozlov
----------------------------    Director                       July 19, 2001
HERBERT F. KOZLOV